                           SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )


Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [_]
Check the appropriate box:
[_]   Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(a)(2))
[X]   Definitive Proxy Statement
[_]   Definitive Additional Materials
[_]   Soliciting Material Pursuant to (S)240.14a-11(o) or (S)240.14a-12


                          CELESTIAL SEASONINGS, INC.
               (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

    (NAME OF PERSON(S) FILING PROXY STATEMENT IF OTHER THAN THE REGISTRANT)


Payment of Filing Fee (Check the appropriate box):
[X]   No fee required.
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
      1)   Title of each class of securities to which transaction applies:
           -----------------------------------------------------------------

      2)   Aggregate number of securities to which transaction applies:
           -----------------------------------------------------------------

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
           -----------------------------------------------------------------

      4)   Proposed maximum aggregate value of transaction:
           -----------------------------------------------------------------

      5)   Total fee paid:
           -----------------------------------------------------------------

[_]   Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

      1)   Amount Previously Paid:
           -----------------------------------------------------------------

      2)   Form, Schedule or Registration Statement No.:
           -----------------------------------------------------------------

      3)   Filing Party:
           -----------------------------------------------------------------

      4)   Date Filed:
           -----------------------------------------------------------------

                  [LOGO OF CELESTIAL SEASONINGS APPEARS HERE]

                          CELESTIAL SEASONINGS, INC.
                             4600 SLEEPYTIME DRIVE
                            BOULDER, COLORADO 80301

                   NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                         TO BE HELD FEBRUARY 13, 1997

To the Stockholders of Celestial Seasonings, Inc.:

            NOTICE IS HEREBY GIVEN that the 1997 Annual Meeting of Stockholders (the "Meeting") of Celestial Seasonings, Inc., a Delaware corporation (the "Company"), will be held on Thursday, February 13, 1997, at 2:30 p.m., (MST), at Celestial Seasonings, Inc., 4600 Sleepytime Drive, Boulder, Colorado 80301, for the following purposes:

   1) To elect two Class III directors to serve until the 2000 Annual Meeting of Stockholders, and until their successors are duly elected and qualified; and
   2) To ratify the appointment of Deloitte & Touche llp as the Company's independent auditors for the year ending September 30, 1997; and
   3) To transact such other business as may properly come before the meeting or any adjournments thereof.

            These matters are more fully described in the accompanying Proxy Statement. The Board of Directors of the Company fixed the close of business on December 20, 1996, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Meeting. Only holders of the Company's common stock, $.01 par value per share, at the close of business on the record date are entitled to notice of, and to vote at, the Meeting. A complete list of stockholders entitled to vote at the Meeting will be available during normal business hours for examination by any stockholder, for purposes related to the Meeting, for a period of ten days prior to the Meeting, at the Company's corporate offices located at 4600 Sleepytime Drive, Boulder, Colorado 80301.

            You are cordially invited to attend the Meeting. Whether or not you plan to attend the Meeting in person, please complete, date and sign the accompanying proxy card and return it promptly in the enclosed envelope to ensure that your shares, regardless of the size of your holdings, are represented and voted in accordance with your wishes. If you choose, you may still vote in person at the Meeting even though you previously submitted your proxy.

                               By order of the Board of Directors


                               Darrell F. Askey,
                               Vice President-Finance, Secretary and Treasurer

Boulder, Colorado
January 6, 1997

               [LOGO OF CELESTIAL SEASONINGS, INC. APPEARS HERE]


                          CELESTIAL SEASONINGS, INC.
                             4600 SLEEPYTIME DRIVE
                            BOULDER, COLORADO 80301

                               ----------------

                                PROXY STATEMENT
                        ANNUAL MEETING OF STOCKHOLDERS
                               FEBRUARY 13, 1997

                               ----------------

                              GENERAL INFORMATION

      This Proxy Statement and the accompanying proxy card are being furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors (the "Board of Directors") of Celestial Seasonings, Inc., a Delaware corporation, to be used at the 1997 Annual Meeting of Stockholders of the Company to be held on Thursday, February 13, 1997, at 2:30 p.m. (MST), at Celestial Seasonings, Inc., 4600 Sleepytime Drive, Boulder, Colorado 80301, and at any adjournment or postponement thereof. This Proxy Statement and the accompanying proxy card are first being mailed to the holders of the Company's common stock, $.01 par value per share (the "Common Stock"), on or about January 6, 1997.

      Stockholders of the Company represented at the Meeting will consider and vote upon (i) the election of two Class III directors, to serve until the 2000 annual meeting of stockholders, and until their successors are duly elected and qualified, (ii) the ratification of the appointment of Deloitte & Touche llp as the Company's independent auditors for the year ending September 30, 1997, and (iii) such other business as may properly come before the Meeting. The Company is not aware of any other business to be presented for consideration at the Meeting.

                      VOTING AND SOLICITATION OF PROXIES

      Only holders of record of the Common Stock at the close of business on December 20, 1996 (the "Record Date") will be entitled to notice of, and to vote at, the Meeting. As of the Record Date, there were 4,050,916 shares of Common Stock outstanding. Each stockholder is entitled to one vote for each share held on the Record Date on all matters which may come before the Meeting. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the Meeting is necessary to constitute a quorum for the conduct of business at the Meeting.

      Any proxy given pursuant to this solicitation is revocable at any time prior to being voted at the Meeting. Revocation must be mailed to the Secretary of the Company and received prior to the Meeting, or any person who attends the Meeting may vote in person, thereby revoking any previously executed proxy. All shares represented by properly executed proxies will, unless such proxies have previously been revoked, be voted at the Meeting in accordance with the directions on the proxies. If no direction is indicated, the shares will be voted in favor of the Board of Directors' nominees for director and for the ratification of Deloitte & Touche llp as independent auditors as listed in this Proxy Statement. The persons named in the proxies will have discretionary authority to vote all proxies with respect to additional matters that are properly presented for action at the Meeting.

   This proxy solicitation is made by and on behalf of the Board of Directors. Solicitation of proxies for use at the Meeting may be made in person or by mail, telephone or telegram, by directors, officers and regular employees of the Company. Such persons will receive no additional compensation for any solicitation activities. The Company will request banks and brokers to solicit their customers who beneficially own shares listed of record in names of nominees, and will reimburse those banks and brokers for their reasonable out-of-pocket expenses in connection with such solicitation. The Company will bear all expenses of this Proxy Statement, the enclosed form of proxy, and of soliciting proxies.

                             ELECTION OF DIRECTORS

   At the Meeting, directors of the Company will be elected by a plurality of the shares voting in the election of directors. Thus, the director candidates, up to the number of directors to be elected, receiving the highest number of votes will be elected. Abstentions and broker non-votes will have no effect on the election of directors.

   At the Meeting, stockholders will elect two Class III directors, who will serve until the 2000 annual meeting, or until the director's respective successor has been elected and qualified or until the director's earlier resignation or removal. The shares represented by the proxy card will be voted in favor of the election of the persons named below unless authorization to do so is withheld. In the event that either of the nominees should be unavailable to serve as director, which is not presently anticipated, it is the intention of the persons named in the proxy card to select and cast the shares represented by proxies for the election of such other person or persons as the Board of Directors may designate.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
                THE ELECTION OF THE NOMINEES IDENTIFIED BELOW.

INFORMATION CONCERNING THE NOMINEES

   Set forth below is the name of each nominee for election to the Board of Directors, his age, his principal occupation for at least the past five years, and the period during which he has served as a director. Each nominee is currently a director of the Company.

Nominees for Class III directors (terms expiring in 2000)

      Mo Siegel, 47, founded the Company's predecessor in 1970 and was President and Chairman of the Board until 1986. From 1986 until 1990, Mr. Siegel was involved in private investments and not-for-profit activities, and from 1990 until 1991 was a founder and chief executive officer of Earth Wise, Inc., a marketer of environmentally friendly cleaning products and trash bags. He became a director of the Company again in 1988 and rejoined the Company as Chairman and Chief Executive Officer in 1991. Mr. Siegel is a director of Corporate Express, Inc.

      James P. Kelley, 42, has served as a director of the Company since 1988. Mr. Kelley is a Managing Director of Vestar Capital Partners, Inc. ("Vestar"), a private investment firm. Prior to the founding of Vestar in 1988, he was a Vice President of The First Boston Corporation, an investment banking firm. Mr. Kelley is Chairman of the Board of Directors of La Petite Academy, Inc., and a director of the Westinghouse Air Brake Company.

Incumbent Class I directors (terms expiring in 1998)

      Leonard Lieberman, 67, has served as a director of the Company since 1988. Mr. Lieberman is a retired Chairman, President and Chief Executive Officer of Supermarkets General Corporation, one of the largest supermarket companies in the United States and operator of Pathmark Supermarkets. Mr. Lieberman is a director of several publicly-held and privately-held companies, including Republic New York Corporation and La Petite Academy, Inc.

      Marina Hahn, 39, has served as a director of the Company since 1994. Currently, Ms. Hahn is a Marketing/Advertising Consultant. During 1994 and 1995, Ms. Hahn was Vice President of Advertising of Sony Electronics, Inc., a consumer electronics manufacturer. From 1989 until joining Sony, she was the Director of Advertising of Pepsi-Cola Company, a beverage, restaurant and food company. From 1979 to 1989 she was employed by DDB Needham Worldwide, Inc., an advertising agency.

Incumbent Class II directors (terms expiring in 1999)

      Ronald V. Davis, 49, has served as a director of the Company since 1993. Mr. Davis is Chairman of Davis Capital, LLC, a private investment firm. From 1992 to 1994 he was Chairman of Perrier Group of America, Inc. ("Perrier USA"), a leading beverage manufacturer and distributor, and from 1980 to 1992 he was President and Chief Executive Officer of Perrier USA.

      John D. Howard, 44, has served as a director of the Company since 1988. Mr. Howard is Chief Executive Officer of Gryphon Capital Partners, a private investment firm. From 1990 to 1996 he was Co-Chief Executive Officer of Vestar. Prior to joining Vestar in 1990, he had been, since 1985, a Senior Vice President of Wesray Capital Corporation, a private investment firm. Mr. Howard is a director of Access Beyond, Inc., Clark-Schwebel Inc., Dyersburg Fabrics, Inc., and National Realty Trust.

                     MEETINGS AND COMMITTEES OF THE BOARD

   The Board of Directors held four meetings during fiscal 1996. Each of the directors attended at least 75% of the total number of such meetings and committee meetings on which he or she served that were held during fiscal 1996.

   The Board of Directors has established the following standing committees:

   Compensation Committee. The principal responsibilities of the Compensation Committee are to establish policies and periodically review matters involving executive compensation, recommend changes in employee benefit programs, grant stock options under the Incentive Plan, and provide counsel on key personnel selection, effective succession planning and development programs for all corporate officers. The current members of the Compensation Committee are Messrs. Davis (Chairman), Kelley and Lieberman.

   Audit Committee. The principal responsibilities of the Audit Committee are to review the plan, scope and results of the independent audit and report to the Board of Directors on whether financial information is fairly presented and whether generally accepted accounting principles are followed, monitor the internal accounting and financial functions of the Company to assure quality of staff and proper internal controls, and investigate conflicts of interest, ethics and compliance with laws and regulations. The current members of the Audit Committee are Messrs. Davis, Kelley and Lieberman (Chairman).

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's directors, executive officers and persons who beneficially own greater than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Based solely upon its review of copies of the Section 16 reports the Company has received and representations from certain reporting persons, the Company believes that during its year ended September 30, 1996, all of its directors, executive officers and greater than 10% beneficial owners were in compliance with their filing requirements.

                              EXECUTIVE OFFICERS

   Set forth below is certain information relating to the current executive officers of the Company. Biographical information with respect to Mo Siegel is set forth under "Election of Directors" above.

      NAME               AGE               POSITION(S)
      ----               ---               -----------
Mo Siegel                 47               Chairman of the Board, Chief Executive
                                            Officer and President
John D. Hale              47               Senior Vice President and
                                            Vice President--Operations
Darrell F. Askey          40               Vice President--Finance, Secretary and
                                                 Treasurer
Marie A. Gambon           44               Vice President--Human Resources
Abbe G. Kuhn              40               Vice President--Research & Development

   Mr. Hale joined the Company as Vice President--Operations in May 1992 and was promoted to Senior Vice President in September 1996. From 1987 until joining the Company, Mr. Hale was a manufacturing executive with Frito Lay, Inc., a manufacturer and distributor of food products. At Frito Lay, he held the positions of Director of Operations--Manufacturing South, Area Vice President--Manufacturing South, and Plant Manager. Prior to his employment at Frito Lay, Mr. Hale was employed by the Quaker Oats Company, a food products company, for 14 years.

   Mr. Askey has been the Vice President--Finance since December 1995. He joined the Company in January 1994 as Corporate Controller. Prior to joining the Company, from 1991 to 1993 he was Director of Finance at Synergen, Inc., a biotechnology company. Prior to his employment at Synergen, Mr. Askey served as Controller from 1989 to 1991 for Cholestech, Inc., a medical diagnostics products company. Prior to Cholestech, Mr. Askey served in various financial and operating positions at Genentech, Inc., a biotechnology company, for eight years. Mr. Askey began his career in 1979 with the General Tire Company, a tire manufacturer and a division of GenCorp., Inc.

   Ms. Gambon joined the Company as Vice President--Human Resources in March 1994. Prior to joining the Company, from 1992 to 1994 she was Executive Director--Leadership and Learning of U.S. West, a telephone company. From 1991 to 1992 she was Director of the Leadership Center of U.S. West. Prior to her employment with U.S. West, Ms. Gambon was employed by International Business Machines, a computer hardware and software manufacturer, for 17 years.

   Ms. Kuhn joined the Company as Vice President--Research & Development in January 1994. From 1992 to 1994 she was Director, Research & Development of A&W Brands, Inc., a beverage company. From 1989 to 1992 she served as Manager of Carbonated Beverages, North America, for Cadbury Beverages, a beverage company, and from 1985 to 1989 she served as Director of Product Development for Calvin Beverage Company/Hiram Walker, Inc., a company engaged in the liquor industry.

               COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

COMPENSATION OF DIRECTORS

   During fiscal 1996, non-employee directors received an annual directors' fee of $8,000, a fee of $3,000 for each meeting of the Board of Directors or Board committee attended, and $500 for each special meeting attended, as well as reimbursement for their costs of attending such meetings. These amounts were paid as cash compensation or stock in lieu of fees in accordance with the provisions of the Company's 1994 Non-Employee Director Compensation Plan. During 1996, all directors elected to receive compensation for meeting fees in stock. Mr. Siegel, the Chairman of the Board and Chief Executive Officer, receives no annual or meeting fees for services as a director.

EXECUTIVE COMPENSATION

   The following table sets forth the compensation awarded by the Company to its Chief Executive Officer and its four other most highly compensated executive officers for services rendered during the three years ended September 30, 1996.

                                                              LONG-TERM
                                                             COMPENSATION
                                                             ------------
                                                              SECURITIES
                                   ANNUAL COMPENSATION        UNDERLYING
        NAME AND                 ------------------------      OPTIONS       ALL OTHER
   PRINCIPAL POSITION    YEAR     SALARY   BONUS   OTHER      AWARDED(#)  COMPENSATION (6)
   ------------------    ----    -------- ------- -------     ----------  ----------------
Mo Siegel
 Chief Executive
  Officer............... 1996    $212,000 $69,030 $    --           --         $8,541
                         1995     211,538  46,262      --           --          8,196
                         1994     199,385  79,952      --           --          7,391
Ramona L. Cappello
 Vice President--
  Marketing............. 1996     155,250     179  53,656(3)        --          6,714
                         1995(1)   98,077  20,012  27,171(3)    15,000            180
John D. Hale
 Senior Vice President
  and Vice President--
  Operations............ 1996     141,000  49,336   5,000(4)        --          7,853
                         1995     131,750  23,712   5,000(4)     1,500          7,012
                         1994     123,066  34,115   5,000(4)        --          6,254
Darrell F. Askey
 Vice President--
  Finance, Secretary
 Treasurer.............. 1996     107,196  44,339   1,721(5)    12,052          5,376
Abbe G. Kuhn
 Vice President--
  Research &
  Development........... 1996     104,998  24,114  12,600(3)        --          5,504
                         1995     101,036  14,155  21,101(3)     5,000          5,080
                         1994(2)   67,846  18,462  11,842(3)        --             --

--------
(1) Ms. Cappello's employment with the Company commenced during the Company's second quarter in 1995.
(2) Ms. Kuhn's employment with the Company commenced during the Company's second quarter in 1994.
(3) Consists of reimbursement of relocation expenses.
(4) Consists of benefits in lieu of provision of a leased vehicle.
(5) Consists of benefits related to the Company's provision of a leased vehicle.
(6) Consists of Company contributions pursuant to the Company's 401(k) defined contribution plan, Company contributions pursuant to the Company's thrift retirement plan, Company contributions to fund purchases of Common Stock for the officer's account under the Company's employee stock ownership plan, and premiums paid by the Company for the officer's personal term life insurance policy.

OPTION GRANTS IN LAST FISCAL YEAR

   The following table sets forth information concerning options granted to the executives named in the Summary Compensation Table above during the year ended September 30, 1996.

                                                                                POTENTIAL REALIZABLE
                                                                                  VALUE AT ASSUMED
                                                                                  ANNUAL RATES OF
                                                                                    STOCK PRICE
                                                                                    APPRECIATION
                                           INDIVIDUAL GRANTS                      FOR OPTION TERM
                         ------------------------------------------------------ --------------------
                          NUMBER OF   % OF TOTAL
                         SECURITIES    OPTIONS
                         UNDERLYING   GRANTED TO  EXERCISE OR
                           OPTIONS   EMPLOYEES IN BASE PRICE     EXPIRATION
          NAME           GRANTED (#) FISCAL YEAR   ($ / SH)         DATE           5%        10%
          ----           ----------- ------------ ----------- ----------------- --------- ----------
Darrell F. Askey........   12,052        26.7%      $18.50    December 20, 2005 $  61,600 $  136,121


AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES

   The following table sets forth information concerning option exercises during the last fiscal year and outstanding options held as of September 30, 1996 by the executives named in the Summary Compensation Table above.

                                                      NUMBER OF
                                                      SECURITIES        VALUE OF
                                                      UNDERLYING       UNEXERCISED
                                                     UNEXERCISED      IN-THE-MONEY
                                                      OPTIONS AT       OPTIONS AT
                                                     FISCAL YEAR-     FISCAL YEAR-
                                                       END (#)           END ($)
                            SHARES                 ---------------- -----------------
                         ACQUIRED ON     VALUE      EXERCISABLE /     EXERCISABLE /
          NAME           EXERCISE (#) REALIZED ($)  UNEXERCISABLE   UNEXERCISABLE (1)
          ----           ------------ ------------ ---------------- -----------------
Mo Siegel...............     --         $    --    107,245 /  6,725 $874,536 /      0
Ramona L. Cappello......     --              --      5,000 / 10,000   21,550 / 43,100
John D. Hale............     --              --     19,986 /  6,666  104,738 / 14,542
Darrell F. Askey........     --              --        472 / 12,930    1,770 /  9,319
Abbe G. Kuhn............     --              --      1,750 /  3,250    6,563 / 12,188

--------
(1) Amounts are calculated as the difference between the fair market value of the stock underlying the options ($19.00 per share on the last trading day of the fiscal year) and the exercise price of the options. The weighted average exercise price on the last trading day of the fiscal year was $11.49 for Mr. Siegel's options, $14.69 for Ms. Cappello's options, $14.98 for Mr. Hale's options, $18.17 for Mr. Askey's options, and $15.25 for Ms. Kuhn's options.

EMPLOYMENT AGREEMENTS

   The Company and Mr. Hale, Ms. Cappello and Ms. Kuhn have entered into substantially similar employment agreements pursuant to which the executive is entitled to an annual base salary, reviewed annually. The executive also may receive a performance bonus each year with a target equal to a percentage of his or her base salary. In addition, the executive is entitled to participate in the company's health and welfare benefit plans, incentive stock option and bonus plans, and other plans generally available to executive officers and employees. In addition, the executives received reimbursement of certain relocation expenses when they joined the Company. The employment agreements provide for severance compensation equal to a maximum of nine months' base salary if the executive is terminated by the Company without cause during the first year of employment and six months' base salary if the executive is terminated by the Company without cause thereafter.

COMPENSATION COMMITTEE REPORT

   The Company's executive compensation program is administered by the Compensation Committee of the Board of Directors (the "Committee"). The three members of the Committee are non-employee directors. The Committee determines the compensation of all executive officers of the Company, including compensation of the executives named in the Summary Compensation Table. In reviewing the compensation of individual executive officers the Committee considers individual performance, the recommendations of Mr. Siegel (other than with respect to his own compensation), published compensation surveys, and current market conditions.

Overall Policy

   The Company's compensation programs are tied closely to Company performance, which the Board of Directors believes contributes to increases in shareholder value. The Company's compensation programs are aimed at enabling the Company to attract and retain the best possible executive talent, and rewarding those executives commensurate with their ability and performance and the Company's performance.

   At least once each year, the Committee conducts a comprehensive review of the Company's executive compensation programs. The purpose of the review is to assure that the Company's executive compensation programs remain competitive and that the programs meet their objective of creation of shareholder value. In its review, the Committee considers data provided by a leading management consulting group and by management.

Compensation Programs

   The Company's compensation programs consist of base salary, a cash incentive program (the "Annual Plan"), annual profit sharing (known as "Gainsharing"), and a long-term incentive stock option program. At the executive officer level, compensation includes a significant amount of performance-based compensation (annual and long-term incentive programs).

Base Salary

   Base salaries for executive officers are determined in the same manner as that of other salaried employees. Salary guidelines are established by comparing the responsibilities of the individual's position in relation to similar positions in other manufacturing companies of comparable size and lines of business. In 1996, the Committee reviewed both regional and national data presented by the consulting group in making its assessment of compensation levels. Individual salaries are determined considering the person's performance against personal objectives for the year, as well as the Company's performance against certain corporate objectives.

Annual Plan

   The Company's officers are eligible to receive an annual cash incentive award under the Annual Plan. In addition to the executive officers, 37 key managers participated in the Annual Plan in 1996. Under the Annual Plan, individual target bonuses are established based on position level. Participants may receive the target bonus, or more or less than the target bonus depending upon the Company's performance to plan, and the participants' performance against individual objectives established at the start of the year. The 1996 Annual Plan for executive management had 75% of their incentive tied to operating profit and case sales volume objectives, and 25% to three or more strategic objectives. Such strategic objectives were specific to each executive manager.

Gainsharing

   The Company believes that employee participation in profitability is a cornerstone to increased productivity and a successful organization. Therefore, each employee of the Company receives a pro rata portion of a profit sharing pool based on operating profit results as measured against the annual plan. The pro rata amount paid to each employee is based on a formula incorporating length of service and salary earned for the year. The salary portion of the formula is subject to a ceiling substantially lower than the annual salary of any of the executives named in the Summary Compensation Table, resulting in payments being spread more evenly among all employees of the Company. In 1996, the executive officers of the Company waived their participation rights in order to increase the pool available to non-executive employees.

Long-Term Incentive

   The Company believes in the importance of stock ownership by management and other employees. Consequently, the Company's long-term incentive plans are stock-based. The primary long-term incentive vehicle is the Incentive Plan, in which all employees are eligible to participate. Participants are considered for awards of stock options, based upon an assessment of job level, performance, potential, past award history, and competitive practice. Stock options for executive management become exercisable (vest) over a four or five year period and have terms of from six to ten years.

CEO Compensation

   In determining Mr. Siegel's compensation, the Committee considers financial and non-financial performance, as well as how Mr. Siegel's compensation compares to that of CEO's in comparable companies. Mr. Siegel's base salary was not adjusted in 1996.

   The Company's key internal financial measurement is performance against earnings before interest, taxes, depreciation and amortization ("EBITDA") targets. For 1996, the Company's EBITDA decreased 2.8% and was less than planned. Another measure of Company performance, case volume, increased 1.5% in 1996. However, after considering the effect of licensing and transferring its ready-to-drink volume, the Company's tea volume increased 5.8%. Earnings per share was $1.22 in 1996, an increase of 3.4% over $1.18 on a pro forma fully taxed basis in 1995.

   The Company increased its case volume of specialty black tea by 43.9% from 1995 to 1996. Case volume for the international segment increased 14.0% from 1995 to 1996. Volume in the food service segment increased 53.8% in 1996 after a 46.5% increase in 1995. However, iced tea volume declined by 10.1% from 1995.

   Non-financial accomplishments of the Company in 1996 included making its brand the number one brand in Canada, expanding its line of nutraceutical products and licensing the manufacturing and distribution of its ready-to-drink business to Tri-Arc/Royal Crown Company, Inc.

   The Committee considered that Mr. Siegel's leadership was key in achieving the Company's level of performance in 1996. In recognition of this performance, the Committee approved an Annual Plan award of $68,852 for 1996. This is an increase of approximately 49% over his Annual Plan award of $46,084 for 1995 but remains below his 1994 award of $78,199.

MEMBERS OF THE COMMITTEE

Ronald V. Davis, Chairman

James P. Kelley

Leonard Lieberman

                               PERFORMANCE GRAPH

      The following graph provides a comparison of the cumulative total return* for the Standard & Poor's Foods Index, the Standard & Poor's Beverage-Soft Drink Index, the Wilshire 5000 Index, and the Company since the Company's initial public offering on July 12, 1993.



                          [LINE GRAPH APPEARS HERE]


* $100 invested July 12, 1993 in Common Stock at the initial public offering price or in the index indicated, including reinvestment of dividends. All other dates in the graph correspond with the last trading day of the Company's fiscal periods.

   Corresponding index values and Common Stock price values are given below:

                          07/12/93 09/24/93 03/25/94 09/23/94 03/24/95 09/29/95 03/29/96 09/27/96
                          -------- -------- -------- -------- -------- -------- -------- --------
Celestial Seasonings In-
 dex                      $100.00  $153.75  $150.00  $ 90.00  $ 96.55  $ 90.00  $108.75  $ 95.00
S&P Foods Index           $100.00  $100.22  $100.92  $107.78  $123.99  $137.08  $130.65  $144.02
S&P Bev.-S.D. Index       $100.00  $102.47  $ 99.07  $106.34  $128.69  $157.71  $174.32  $192.69
Wilshire 5000 Index       $100.00  $102.83  $104.27  $102.66  $110.36  $130.47  $143.04  $151.77

CELESTIAL SEASONINGS
CLOSING STOCK PRICE       $ 20.00  $ 30.75  $ 30.00  $ 18.00  $ 19.31  $ 18.00  $ 21.75  $ 19.00

                            PRINCIPAL STOCKHOLDERS

   The following table and notes set forth as of December 2, 1996 the beneficial ownership, as defined by the regulations of the Commission, of Common Stock held by (i) each person or group of persons known by the Company to beneficially own more than five percent (5%) of the outstanding Common Stock, (ii) each director and nominee for director of the Company, (iii) each executive officer named in the Summary Compensation Table set forth under "Compensation of Directors and Executive Officers" and (iv) all executive officers and directors of the Company as a group. All information is taken from or based upon ownership filings made by such persons with the Commission or upon information provided by such persons to the Company. Unless otherwise indicated, the stockholders listed below have sole voting and investment power with respect to the shares reported as owned. Except as otherwise indicated, the address of each person listed below is 4600 Sleepytime Drive, Boulder, Colorado, 80301.

                                           AMOUNT AND NATURE OF  PERCENT OF CLASS
        NAME/ADDRESS OF BENEFICIAL OWNER   BENEFICIAL OWNERSHIP BENEFICIALLY OWNED
        --------------------------------   -------------------- ------------------
        FMR Corp. (1)
         82 Devonshire Street
         Boston, MA 02109                        318,700               7.87%
        Gabelli Funds, Inc. (2)
         One Corporate Center
         Rye, NY 10580                           298,800               7.38
        Quaker Capital Management Co.
         (3)
         Abbott Bldg. 401 Wood Street
         Pittsburgh, PA 15219                    220,600               5.45
        Southeastern Asset Management,
         Inc. (4)
         6075 Poplar Avenue, Suite 900
         Memphis, TN 38119                       312,270               7.71
        Mo Siegel (5)                            543,155              13.06
        Ronald V. Davis (6)                       10,563                  *
        Marina Hahn (7)                            3,094                  *
        John D. Howard                            40,305                  *
        James P. Kelley                           26,580                  *
        Leonard Lieberman                          1,950                  *
        Darrell F. Askey (8)                         891                  *
        Ramona L. Cappello (9)                     5,500                  *
        John D. Hale (10)                         36,550                  *
        Abbe G. Kuhn (11)                          2,078                  *
        All Officers and Directors as a
         Group
         (11 persons) (12)                       673,252              16.02%

            --------
            *Less than 1%

 (1) According to a statement on Schedule 13F-E filed on November 15, 1996 with the Commission, FMR Corp. had sole voting power over 108,700 shares and may be deemed to have beneficial ownership of 210,000 shares.
 (2) According to a statement on Schedule 13D/A filed on June 24, 1996 with the Commission, Gabelli Funds had sole voting power over 42,000 shares and may be deemed to have beneficial ownership of 256,800 shares.
 (3) According to a statement on Schedule 13G filed on February 15, 1996 with the Commission, Quaker Capital Management had sole voting power over 1,000 shares and may be deemed to have beneficial ownership of 219,600 shares.
 (4) According to a statement on Schedule 13G filed on February 9, 1996 with the Commission, Southeastern Asset Management had sole voting power over 76,270 shares and may be deemed to have beneficial ownership of 236,000 shares.
 (5) Includes 107,857 shares obtainable upon the exercise of presently exercisable options and 230 shares held in Mr. Siegel's account in the Company's employee stock ownership plan (the "ESOP").
 (6) Includes 10,000 shares obtainable upon the exercise of presently exercisable options.
 (7) Includes 2,500 shares obtainable upon the exercise of presently exercisable options.
 (8) Includes 540 shares obtainable upon the exercise of presently exercisable options.
 (9) Shares obtainable upon the exercise of presently exercisable options.
(10) Includes 20,424 shares obtainable upon the exercise of presently exercisable options and 68 shares held in Mr. Hale's account in the ESOP.
(11) Includes 2,000 shares obtainable upon the exercise of presently exercisable options.
(12) Includes 150,820 shares obtainable upon the exercise of presently exercisable options and 298 shares held in accounts in the ESOP.

              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

   The firm of Deloitte & Touche llp served as independent auditors of the Company for the year ended September 30, 1996 and, upon recommendation of the Audit Committee, the Board of Directors has appointed Deloitte & Touche llp to serve for the year ending September 30, 1997. The Board of Directors is requesting ratification by the stockholders of Deloitte & Touche llp's appointment. Representatives of Deloitte & Touche llp are expected to attend the Annual Meeting. They will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

   In the event this proposal is defeated, the vote will be considered as a direction to the Board of Directors to select other auditors for the next year. However, because of the difficulty and expense of making any substitution of auditors after the beginning of a year, Deloitte & Touche llp's appointment for the 1997 year will be permitted to stand unless the Board of Directors finds other reasons for making a change.

   Services to be performed by Deloitte & Touche llp for the 1997 year will include, among other things, audit of annual financial statements, limited reviews of quarterly financial information and consultations in connection with various financial reporting, accounting and tax matters. Ratification of Deloitte & Touche llp's appointment requires the affirmative vote of the holders of a majority of the shares of Common Stock present at the Meeting, in person or by proxy, and entitled to vote. In determining whether the proposal has received a majority, abstentions will be counted and have the same effect as a vote against the proposal and broker non-votes will not be considered as present and entitled to vote and therefore will have no effect on the vote.

                 THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR
       THE RATIFICATION OF DELOITTE & TOUCHE LLP AS INDEPENDENT AUDITORS

                 STOCKHOLDER PROPOSALS FOR NEXT ANNUAL MEETING

   Stockholders may submit proposals on matters appropriate for stockholder action at the Company's annual stockholder meetings, consistent with rules adopted by the Commission. Such proposals must be received by the Company not later than September 5, 1997 to be considered for inclusion in the proxy statement and form of proxy relating to the 1998 Annual Meeting of Stockholders. Any such proposals should be addressed to: Corporate Secretary, Celestial Seasonings, Inc., 4600 Sleepytime Drive, Boulder, Colorado 80301.

                         ANNUAL REPORT TO STOCKHOLDERS

   The 1996 Annual Report of the Company, as filed with the Commission, is being mailed to the stockholders with this Proxy Statement. The Annual Report is not to be considered part of the soliciting material.

                                 OTHER MATTERS

   The Board of Directors is not aware of any business to be presented at the Meeting except the matters set forth in the Notice and described in this Proxy Statement. If any other matters properly come before the Meeting, the persons designated as agents in the enclosed form of proxy will vote on such matters in accordance with their best judgment.

                                          Celestial Seasonings, Inc.

Boulder, Colorado
January 6, 1997

PROXY                                                                      PROXY


                          CELESTIAL SEASONINGS, INC.

              Proxy Solicited on Behalf of The Board of Directors


     The undersigned appoints Mo Siegel and Darrell F. Askey, or any of them, the proxies and attorneys-in-fact for the undersigned, with full power of substitution and revocation, to vote on behalf of the undersigned, at the 1997 annual meeting of stockholders of Celestial Seasonings, Inc. (the "Company") to be held at Celestial Seasonings, Inc., 4800 Sleepytime Drive, Boulder, Colorado 80301 on Thursday, February 13, 1997 at 2:30 p.m. (MST), and any adjournments or postponements thereof, all shares of the common stock, $.01 par value per share, of the Company standing in the name of the undersigned or which the undersigned may be entitled to vote as follows:


          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1 and 2
                            PROPOSED BY THE COMPANY

           PLEASE MARK, SIGN, DATE AND MAIL THE PROXY CARD PROMPTLY
                    IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

                 (Continued and to be signed on reverse side.)

                          CELESTIAL SEASONINGS, INC.
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. [X]


[                                                                              ]



                                                                       For All
                                                                   (Except those
                                             For        Withheld     written to
                                             All           All        the left)
1.   ELECTION OF DIRECTORS.  Nominees:       [_]           [_]           [_]
     Mo Siegel and James P. Kelley


     ________________________________


                                             For        Against        Abstain
2.   Ratification of the appointment of      [_]           [_]           [_]
     Deloitte & Touche LLP as the
     Company's independent auditors for
     the year ending September 30, 1997.


[_]  Yes, I am planning on attending the meeting.


The undersigned hereby revokes all previous proxies given by the undersigned to vote at such meeting or adjournment or postponement thereof.

                                                       Dated: ________________

Signature(s) _________________________________________________________________

______________________________________________________________________________

Please sign exactly as name appears on this card. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

This proxy when properly executed will be voted in the manner directed herein by the undersigned. (If no direction is made, this proxy will be voted FOR items 1 and 2. The persons named as proxies on the reverse side of this card will have discretionary authority to vote this proxy with respect to additional matters that are properly presented at the meeting. Receipt of the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement is hereby acknowledged.)